UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 4, 2019

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On January 7, 2019, the Company issued a press release disclosing preliminary, unaudited, revenues for the full-year ended December 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director

On January 4, 2019 James A. Reinstein and Cutera, Inc. (the “Company”) entered into separation agreement and release (the “Separation Agreement”) whereby James A. Reinstein resigned from the Company’s board of directors (the “Board”), effective immediately. Mr. Reinstein’s resignation was not the result of any disagreement with the Company. Copies of the resignation letter and the Separation Agreement are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

(b) Resignation of President and Chief Executive Officer

On January 4, 2019, pursuant to the Separation Agreement, James A. Reinstein also resigned from the positions of President and Chief Executive Officer of the Company. Mr. Reinstein will serve as a consultant to the Company for six months to assist with transition matters.

(c) Appointment of Interim President and Chief Executive Officer

On January 4, 2019, the Board appointed the Company’s current Chief Operating Officer, R. Jason Richey to serve as Interim President and Chief Executive Officer of the Company. Mr. Richey agreed to serve in this capacity until the Board’s appointment of a permanent President and Chief Executive Officer of the Company. Mr. Richey, age 45, has served as the Company’s Chief Operating Officer since July 2018. Prior to joining the Company, Mr. Richey served as President of North America for LivaNova, PLC, a global medical device manufacturer headquartered in London. Mr. Richey joined LivaNova from Cyberonics, Inc. upon the creation of LivaNova through a merger of Cyberonics and Sorin S.p.A. in October 2015. Together, Mr. Richey spent 17 years in various commercial and operational roles of increasing responsibility at Cyberonics and LivaNova. Prior to that, Mr. Richey held roles at B Braun Medical.

 There is no arrangement or understanding between Mr. Richey and any other persons pursuant to which Mr. Richey was selected as an officer. Neither Mr. Richey nor any related person of Mr. Richey has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Richey does not have a family relationship with any of the executive officers or directors of the Company.

Additional information about the management changes described above is included in the Company’s press release issued on January 7, 2019, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e) Compensatory Arrangements of Certain Officers

On January 4, 2019, the Board upon recommendation of its Compensation Committee and in consultation with our independent compensation consultant, Compensia, Inc., approved the 2019 Management Bonus Program, which provides for payment of bonuses to certain executive officers and employees.

Item 8.01.	Other Events.

The Board formed a Search Committee consisting of Gregory Barrett and Timothy O’Shea to undertake a search for a permanent President and Chief Executive Officer for the Company, with Gregory Barrett to serve as the Chairperson.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Resignation Letter from James A. Reinstein dated as of January 4, 2019.

10.2	Separation Agreement and Release by and between James A. Reinstein and Cutera, Inc. dated as of January 4, 2019.

99.1	Press Release of Cutera, Inc. dated as of January 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: January 9, 2019	/s/ DARREN ALCH
Darren Alch
VP, General Counsel and Corporate Secretary